                                                                     EXHIBIT 4.2


                  [FORM OF FACE OF NOTE DUE FEBRUARY 1, 2012]

     THIS NOTE IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. 1                                                        CUSIP NO. 58155QAA1

                              MCKESSON CORPORATION

                        7-3/4% NOTE DUE FEBRUARY 1, 2012

     McKesson Corporation, a Delaware corporation (the "Issuer," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to, Cede & Co., or registered assigns, the principal sum of Four Hundred Million Dollars ($400,000,000) on February 1, 2012 and to pay interest on said principal sum from January 29, 2002, or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually in arrears on February 1 and August 1 (each such date, an "Interest Payment Date") of each year commencing on August 1, 2002, at the rate of 7-3/4% per annum until the principal hereof shall have become due and payable.

     The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year comprised of twelve 30-day months. In the event that any date on which the principal or interest payable on this Note is not a Business Day, then payment of principal or interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of such delay). The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (referred to on the reverse hereof) be paid to the person in whose name this Note is registered at the close of business on the record date for such interest installment, which shall be the close of business on the immediately preceding January 15 and July 15 prior to such Interest Payment Date, as applicable. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such record date and may be paid to the person in whose name this
Note is registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such de faulted interest), notice whereof shall be given by mail by or on behalf of the Issuer to the registered holders of Notes not less than 15 days preceding such subsequent record date, all as more fully provided in the Indenture. The principal of and the interest on this Note shall be payable at the office or agency of the Issuer maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the person entitled thereto at such address as shall appear in the registry books of the Issuer; provided, further that for so long as this Note is represented by a Registered Global Security, payment of principal, premium, if any, or interest on this Note may be made by wire transfer to the account of the Depositary or its nominee.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee (as defined below) under the Indenture (as defined below), by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     Capitalized terms used in this Note which are defined in the Indenture shall have the respective meanings assigned to them in the Indenture.

     The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.

                                        McKESSON CORPORATION



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


Attest:



By:
    ------------------------------------
    Name:
    Title:

CERTIFICATE OF AUTHENTICATION
This is one of the Securities
referred to in the within-mentioned
Indenture.


THE BANK OF NEW YORK
as Trustee



By:
    ------------------------------------
    Authorized Signatory

Dated:
       ---------------------------------

                         [FORM OF REVERSE SIDE OF NOTE]

     This Note is one of a duly authorized series of securities (the "Securities") of the Issuer designated as its 7-3/4% Notes due February 1, 2012 (the "Notes"). The Securities are all issued or to be issued under and pursuant to an Indenture, dated as of January 29, 2002 (the "Indenture"), duly executed and delivered be tween the Issuer and The Bank of New York, a New York banking corporation (the "Trustee," which term includes any successor Trustee with respect to the Securities under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Trustee and the holders of the Securities and the terms upon which the Notes are to be authenticated and delivered. The terms of individual series of Securities may vary with respect to interest rate or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise.

     The Notes are issuable only as Registered Securities in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the holder surrendering the same.

     Except as set forth below, this Note is not redeemable and is not entitled to the benefit of a sinking fund or any analogous provision.

     This Note is redeemable, in whole or in part, at the option of the Issuer, at any time at a redemption price equal to the greater of (i) 100% of its principal amount and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of those payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 30 basis points, plus, in each case, accrued interest thereon to the date of redemption. The Holder of this Note will receive notice thereof by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

     "Adjusted Treasury Rate" means, with respect to any date of redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury
                                        4

Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that date of redemption.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Note that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Note.

     "Comparable Treasury Price" means, with respect to any date of redemption,
(i) the average of the Reference Treasury Dealer Quotations for the date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

     "Quotation Agent" means J.P. Morgan Securities Inc. or another Reference Treasury Dealer appointed by the Issuer.

     "Reference Treasury Dealer" means (i) each of J.P. Morgan Securities Inc. and Banc of America Securities LLC and their respective successors; provided, however, that if either of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Issuer shall substitute another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Issuer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that date of redemption.

     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Senior Securities or Subordinated Securities, as the case may be, of all series issued under such Indenture then outstanding and affected (each voting as one class), to add any provisions to, or change in any manner, eliminate or waive any of the provisions of, such Indenture or modify in any manner the rights of the holders of the Securities of each series or Coupons so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each Outstanding Security affected thereby, (i) extend the final maturity of the principal of any Security or reduce the principal amount thereof or premium thereon, if any, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof (other than as otherwise may be provided with respect to such series), premium, if any, or interest thereon is payable or reduce the amount of the principal of any Original Issue Discount Security that is payable upon acceleration or provable in bankruptcy, or in the case of Subordinated Securities of any series, modify any of the subordination provisions or the definition of "Senior Indebtedness" relating to such series in a manner adverse to the holders of such Subordinated Securities, or alter certain provisions of the Indenture relating to Securities not denominated in Dollars or the Judgment Currency of such Securities or impair or affect the right of any Securityholder to institute suit for the enforcement of any payment thereof when due or, if the Securities provide therefor, any right of repayment at the option of the Securityholder or (ii) reduce the aforesaid percentage in principal amount of Securities of any series issued under the Indenture, the consent of the holders of which is required for any such modification. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, the holders of a majority in aggregate principal amount Outstanding of the Securities of each such series, each such series voting as a separate class (or, of all Securities, as the case may be voting as a single class) may under certain circumstances waive all defaults with respect to each such series (or with respect to all the Securities, as the case may be) and rescind and annul a declaration of default and its consequences, but no such waiver or rescission and annulment shall extend to or affect any subsequent default or shall impair any right consequent thereto. The preceding sentence shall not, however, apply to a default in the payment of the principal of or interest on any of the Securities.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the registry books of the Issuer, upon surrender of this Note for registration of transfer at the office or agency of the Issuer maintained by the Issuer for such purpose in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the holder hereof or by its attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

                [FORM OF SCHEDULE FOR ENDORSEMENTS ON REGISTERED
                GLOBAL SECURITIES TO REFLECT CHANGES IN PRINCIPAL
                                    AMOUNT]

                                   Schedule A

     Changes to Principal Amount of Registered Global Securities


                     Principal Amount
                         of Notes
                 by which this Registered                   Remaining
                 Global Security is to be                   Principal
                   Reduced or Increased,                 Amount of this
                      and Reason for                       Registered
    Date           Reduction or Increase                 Global Security      Notation Made By
    ----         ------------------------                ---------------      ----------------

     Pursuant to Section 2.3 of the Indenture, dated as of January 29, 2002
(the "Indenture"), between McKesson Corporation (the "Issuer") and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"), the terms of a series of securities to be issued pursuant to the Indenture are as follows:

     1. Designation. The designation of the securities is "7 3/4% Notes due February 1, 2012" (the "Notes").

     2. Initial Aggregate Principal Amount. The Notes shall be limited in initial aggregate principal amount to $400,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.8, 2.9, 2.11, 8.5 or 12.3 of the Indenture).

     3.   Currency Denomination. The Notes shall be denominated in Dollars.

     4. Maturity. The date on which the principal of the Notes is payable is February 1, 2012.

     5. Rate of Interest; Interest Payment Date; Regular Record Dates. Each Note shall bear interest from January 29, 2002 at 7 3/4% per annum until the principal thereof is paid. Such interest shall be payable semi-annually in arrears on February 1 and August 1 of each year, commencing on August 1, 2002, to the persons in whose names the Notes are registered at the close of business on the immediately preceding January 15 and July 15, respectively. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 29, 2002. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. In the event that any date on which principal, premium, if any, or interest is payable on the Notes is not a Business Day, then payment of the principal, premium, if any, or interest payable on such date will be made on the next succeeding day that is a

          Business Day (and without any interest or other payment in respect of any such delay).

     6. Place of Payment. Principal of, premium, if any, and interest on the Notes shall be payable, and the transfer of the Notes shall be registrable, at the office or agency of the Issuer to be maintained for such purpose in the Borough of Manhattan, The City of New York, except that, at the option of the Issuer, interest may be paid by mailing a check to the address of the person entitled thereto as it appears on the Notes register; provided, however, that while any Notes are represented by a Registered Global Security, payment of principal of, premium, if any, or interest on the Notes may be made by wire transfer to the account of the Depositary or its nominee.

     7. Optional Redemption. The Notes may be redeemed, in whole or in part, at the option of the Issuer, at any time at a redemption price equal to the greater of (i) 100% of their principal amount and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of those payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360- day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 30 basis points, plus, in each case, accrued interest thereon to the date of redemption. Holders of the Notes to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

          "Adjusted Treasury Rate" means, with respect to any date of redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that date of redemption.

          "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

          "Comparable Treasury Price" means, with respect to any date of redemption, (i) the average of the Reference Treasury Dealer Quotations for the date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

          "Quotation Agent" means J.P. Morgan Securities Inc. or another Reference Treasury Dealer appointed by the Issuer.

          "Reference Treasury Dealer" means (i) each of J.P. Morgan Securities Inc. and Banc of America Securities LLC and their respective successors; provided, however, that if either of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Issuer shall substitute another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Issuer.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that date of redemption.

     8. Mandatory Redemption. The Notes are not mandatorily redeem able and are not entitled to the benefit of a sinking fund or any analogous provisions.

     9. Denominations. The Notes shall be issued initially in minimum denominations of $1,000 and shall be issued in integral multiples of $1,000 in excess thereof.

     10. Amount Payable Upon Acceleration. The principal of the Notes shall be payable upon declaration of acceleration pursuant to Section 5.1 of the Indenture.

     11. Payment Currency. Principal and interest on the Notes shall be payable in Dollars.

     12. Payment Currency - Election. The principal of and interest on the Notes shall not be payable in a currency other than Dollars.

     13. Payment Currency - Index. The principal of and interest on the Notes shall not be determined with reference to an index based on a coin or currency.

     14. Registered Securities. The Notes shall be issued only as Registered Securities. The Notes shall be issuable as Registered Global Securities.

     15. Additional Amounts. The Issuer shall not pay additional amounts on the Notes held by a Person that is not a U.S. Person in respect of taxes or similar charges withheld or deducted.

     16. Definitive Certificates. Section 2.8 of the Indenture will govern the transferability of the Notes in definitive form.

     17. Registrar; Paying Agent; Depositary. The Trustee shall initially serve as the registrar and the paying agent for the Notes. The Depository Trust Company shall initially serve as the Depositary for the Registered Global Security representing the Notes.

     18. Events of Default; Covenants. There shall be no deletions from, modifications or additions to the Events of Default set forth in Section 5.1 of the Indenture with respect to the Notes. There shall be the following additions to the covenants of the Issuer set forth in Article III of the Indenture with respect to the Notes:

          Limitation on Liens. The Issuer covenants that, so long as any of the Notes remain outstanding, it shall not, nor shall it permit any Consolidated Subsidiary to, create or assume any Indebted ness for money borrowed which is secured by a mortgage, pledge, security interest or lien ("liens") of or upon any assets, whether now owned or hereafter acquired, of the Issuer or any such Consolidated Subsidiary without equally and ratably securing the Notes by a lien ranking ratably with and equal to (or at the option of the Issuer, senior to) such secured Indebtedness, except that the foregoing restriction shall not apply to (a) liens on any assets of any corporation existing at the time such corporation becomes a Consolidated Subsidiary; (b)
          liens on any assets existing at the time of acquisition of such assets by the Issuer or a Consolidated Subsidiary, or liens to secure the payment of all or any part of the purchase price of such assets upon the acquisition of such assets by the Issuer or a Consolidated Subsidiary or to secure any indebtedness incurred or guaranteed by the Issuer or a Consolidated Subsidiary prior to, at the time of, or within 360 days after such acquisition (or in the case of real property, the completion of construction (including any improvements on an existing asset) or commencement of full operation of such asset, whichever is later), which indebtedness is incurred or guaranteed for the purpose of financing all or any part of the purchase price thereof or, in the case of real property, construction or improvements thereon; provided, however, that in the case of any such acquisition, construction or improvement, the lien shall not apply to any assets theretofore owned by the Issuer or a Consolidated Subsidiary, other than, in the case of any such construction or improvement, any real property on which the property so constructed, or the improvement, is located, or to secure the payment of the purchase price of such assets, or to secure indebtedness incurred or guaranteed by the Issuer or a Consolidated Subsidiary for the purpose of financing the purchase price of
                                       13
          such assets or improvements or construction thereon, which indebtedness is incurred or guaranteed prior to, at the time of or within 360 days after such acquisition (or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later);
          (c) liens on any assets securing indebtedness owed by any Consolidated Subsidiary to the Issuer or another wholly owned Subsidiary; (d) liens on any assets of a corporation existing at the time such corporation is merged into or consolidated with the Issuer or a Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by the Issuer or a Subsidiary; (e) liens on any assets of the Issuer or a Consolidated Subsidiary in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the assets subject to such liens (including, but not limited to, liens incurred in connection with pollution control, industrial revenue or similar financing); (f) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien referred to in the foregoing clauses (a) to (e), inclusive; provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the assets which secured the lien so extended, renewed or replaced (plus improvements and construction on such real property); (g) liens imposed by law, such as mechanics', workmen's, repairmen's, materialmen's, carriers', warehousemen's, vendors' or other similar liens arising in the ordinary course of business, or governmental (federal, state or municipal) liens arising out of contracts for the sale of products or services by the Issuer or any Consolidated

          Subsidiary, or deposits or pledges to obtain the release of any of the foregoing liens; (h) pledges, liens or deposits under worker's compensation laws or similar legislation and liens or judgments thereunder which are not currently dischargeable, or in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Issuer or any Consolidated Subsidiary is a party, or to secure public or statutory obligations of the Issuer or any Consolidated Subsidiary, or in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, appeal or customs bonds to which the Issuer or any Consolidated Subsidiary is a party, or in litigation or other proceedings such as, but not limited to, interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business; (i) liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including liens arising out of judgements or awards against the Issuer or any Consolidated Subsidiary with respect to which the Issuer or such Consolidated Subsidiary is in good faith prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 15 days of the date of judgment; or liens incurred by the Issuer or any Consolidated Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Issuer or such Consolidated Subsidiary is a party; (j) liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; landlord's liens on property held under lease; and any other liens or charges incidental to the conduct of the business of the Issuer or any Consolidated Subsidiary or the ownership of the assets of any of them which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not, in the opinion of the Issuer, materially impair the use of such assets in the operation of the business of the Issuer or such Consolidated Subsidiary or the value of such assets for the purposes thereof; or (k) liens relating to accounts receivable of the Issuer or any of its Subsidiaries which have been sold, assigned or otherwise transferred to another Person in a transaction classified as a sale of accounts receivable in accordance with generally accepted accounting principles (to the extent the sale by the Issuer or the applicable Subsidiary is deemed to give rise to a lien in favor of the purchaser thereof in such accounts receivable or the proceeds thereof). Notwithstanding the above, the Issuer or any Consolidated Subsidiary may, without securing the Notes, create or assume any Indebtedness which is secured by a lien which would otherwise be subject to the foregoing restrictions, provided that at the time of such creation or assumption, after giving effect thereto, Exempted Debt does not exceed 10% of the total assets of the Issuer and its Subsidiaries on a consolidated basis, determined in accordance with generally accepted accounting principles.

          Limitation on Sale and Lease-Back Transactions. The Issuer covenants that, so long as any of the Notes remain outstanding, the Issuer will not, nor shall the Issuer permit any Consolidated Subsidiary to, enter into any sale and lease-back transaction with respect to any assets, other than any sale lease-back transaction (involving a lease for a term of not more than three years), unless either (a) the Issuer or such Consolidated Subsidiary would be entitled to incur Indebtedness secured by a lien on the assets to be leased in an amount at least equal to the Attributable Debt in respect of such transaction without equally and ratably securing the Notes pursuant to clauses (a) through
          (j) inclusive of the covenant with respect to "Limitation on Liens" above, or (b) the proceeds of the sale of the assets to be leased are at least equal to their fair market value (as determined by the Board of Directors of the Issuer) and the proceeds are applied to the purchase or acquisition (or, in the case of real property, the construction) of assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption provision) of indebtedness. The foregoing limitation shall not apply, if at the time the Issuer or any

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          Consolidated Subsidiary enters into such sale and lease-back transaction, and after giving effect thereto, Exempted Debt does not exceed 10% of the total assets of the Issuer and its Subsidiaries on a consolidated basis, determined in accordance with generally accepted accounting principles.

          The term "Attributable Debt" in connection with a sale and lease- back transaction shall mean, as of the date of determination, the lesser of
          (a) the fair value of the assets subject to such transaction or (b) the present value (discounted at the rate of interest set forth in or implicit in the terms of such lease or, if it is not practicable to determine such rate, the weighted average interest rate per annum borne by all series of Securities then Outstanding and subject to the "Limitation on Sale and Lease-back Transactions" covenant above compounded semi-annually, in either case as determined by the principal accounting or financial officer of the Issuer) of the obligations of the Issuer or any Consolidated Subsidiary for net rental payments during the remaining term of all leases (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

          The term "Consolidated Subsidiary" shall mean any Subsidiary substantially all the property of which is located, and substantially all the operations of which are conducted, in the United States of America whose financial statements are consolidated with those of the Issuer in accordance with generally accepted accounting principles.

          The term "Exempted Debt" shall mean the sum of the following as of the date of determination: (i) Indebtedness of the Issuer and its Consolidated Subsidiaries incurred after the date of issuance of the Notes and secured by liens not permitted to be created or assumed pursuant to the covenant with respect to "Limitation on Liens" above, and (ii) Attributable Debt of the Issuer and its Consolidated Subsidiaries in respect of every sale and lease-back transaction entered into after the date of issuance of the Notes, other than leases expressly permitted by the covenant with respect to "Limitation on Sale and Lease-Back Transactions" above.

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          The term "Indebtedness" shall mean all items classified as indebtedness on the most recently available consolidated balance sheet of the Issuer and its Consolidated Subsidiaries, in accordance with generally accepted accounting principles.

          The term "net rental payments" under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

          The term "Subsidiary" shall mean any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances for the election of the board of directors of such corporation shall at the time be owned by the Issuer or by the Issuer and one or more Subsidiaries or by one or more Subsidiaries.

     19. Conversion and Exchange. The Notes shall not be convertible into or exchangeable into any other security.

     20. Further Issues. The Issuer may, without notice to or the consent of the holders of the Notes, create and issue further notes ranking equally and ratably with the Notes in all respects, or in all respects except for the payment of interest accruing prior to the issue date of such further notes shall be consolidated and form a single series with the Notes and shall have the same terms as to status, redemption or otherwise as the Notes.

     21. Other Terms. The Notes shall have the other terms and shall be substantially in the form set forth in the form of the Notes. In case of any conflict between this Annex A and the Notes, the form of the Notes shall control.

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     Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Indenture.

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